Filed Pursuant to Rule 424(b)(5)
Registration No. 333-238995

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 24, 2020)

DIGIMARC CORPORATION

Continuation of 2019 At-The-Market Equity Offering Program

On May 16, 2019 we entered into an equity distribution agreement as amended from time to time (the “equity distribution agreement”) with Wells Fargo Securities, LLC (the “sales agent”) relating to the offer and sale from time to time of shares of common stock of Digimarc Corporation. In accordance with the terms of the equity distribution agreement, we may from time to time offer and sell shares of common stock having a remaining aggregate offering price of up to $9,039,071 through Wells Fargo Securities, LLC. This prospectus supplement replaces and supersedes the prospectus supplement dated May 16, 2019, which initially provided for us to offer and sell shares of our common stock having an aggregate offering price of up to $30,000,000. This prospectus supplement relates to the $9,039,071 aggregate offering price of shares of common stock that remain unsold under the prospectus supplement dated May 16, 2019.

Our common stock is listed on the Nasdaq Global Market under the symbol “DMRC.” The last reported sale price of our common stock on the Nasdaq Global Market on August 5, 2020 was $15.68 per share.

Sales of shares of common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the Nasdaq Global Market or sales made to or through a market maker other than on an exchange. The sales agent will make all sales on a reasonable efforts basis using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the sales agent and us.

Wells Fargo Securities, LLC will receive from us a commission equal to 2.25% of the gross sales price per share of common stock for shares sold through our sales agent under the equity distribution agreement. See “Plan of Distribution” beginning on page S-6 for additional information regarding sales agent compensation. In connection with the sale of the shares of common stock on our behalf, Wells Fargo Securities, LLC may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of Wells Fargo Securities, LLC may be deemed to be underwriting commissions or discounts.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 2 of the accompanying prospectus.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the prospectus to which it relates are truthful and complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities

The date of this prospectus supplement is August 6, 2020.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined. If information in the prospectus supplement conflicts with information in the accompanying base prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statements so modified or superseded will be deemed not to constitute a part of this prospectus except as so modified or superseded. Before you invest, you should carefully read this prospectus and the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. The prospectus may be used only for the purposes for which it has been published. If you receive any other information, you should not rely on it. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover. Our business, financial condition, results of operations or prospects may have changed since that date. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to the registration statement of which this prospectus is a part or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date. No offer of these securities is being made in any jurisdiction where such offer or sale is prohibited.

Unless we otherwise specify, when used in this prospectus supplement, the terms “Digimarc,” the “Company,” “we,” “our” and “us” refer to Digimarc Corporation and its subsidiaries, except that when such terms are used in this prospectus supplement in reference to the common shares, they refer specifically to Digimarc Corporation.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference include “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 (the “Securities Act”). Words such as “may,” “plan,” “should,” “could,” “expect,” “anticipate,” “intend,” “believe,” “project,” “forecast,” “estimate,” “continue,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, or other statements made by us, are made based on our expectations and beliefs concerning future events affecting us, and are subject to uncertainties and factors (including those specified below) that are difficult to predict and, in many instances, are beyond our control. As a result, our actual results could differ materially from those expressed in or implied by any forward-looking statements, and investors are cautioned not to place undue reliance on these statements. Forward-looking statements include, but are not limited to, statements relating to:

•

our beliefs regarding the possible effects of the Coronavirus 2019 (COVID-19) pandemic on general economic conditions, public health, and consumer demand, and the Company’s results of operations, liquidity, capital resources, and general performance in the future;

•	the possible impact of COVID-19 on our ability to obtain financing through our Equity Distribution Agreement and the availability of any alternative sources of financing;

•	the potential for forgiveness of the PPP Note under the terms of the PPP and the possible impact of any audit related to the PPP Note;

•	the potential impact of COVID-19 on projects with our retail customers and partners;

•	concentration of revenue with few customers comprising a large majority of the revenue;

•	revenue trends and expectations;

•	anticipated successful advocacy of our technology by our partners;

•	our belief regarding the global deployment of our products;

•

our future level of investment in our business, including investment in research, development and engineering of products and technology, development of our intellectual property, sales growth initiatives and development of new market opportunities;

•	anticipated expenses, costs, margins, provision for income taxes and investment activities in the foreseeable future;

•	our assumptions and expectations related to stock awards;

•	our belief that we have one of the world’s most extensive patent portfolios in digital watermarking and related fields;

•	our beliefs regarding our critical accounting policies;

•	our expectations regarding the impact of accounting pronouncements issued but not yet adopted;

•	anticipated revenue to be generated from current contracts, renewals, and as a result of new programs;

•	our estimates, judgements and assumptions related to impairment testing;

•	variability of contracted arrangements;

•	business opportunities that could require that we seek additional financing and our ability to do so;

•	the size and growth of our markets and our assumptions and beliefs related to those markets;

•	the existence of international growth opportunities and our future investment in such opportunities;

•	the sources of our future revenue;

•	our expected short-term and long-term liquidity positions;

•	our capital expenditure and working capital requirements and our ability to fund our capital expenditure and working capital needs through cash flow from operations or financing;

•	the effect of computerized trading on our stock price;

•

capital market conditions, our expectations regarding credit risk exposure, interest rate volatility and other limitations on the availability of capital, which could have an impact on our cost of capital and our ability to access the capital markets;

•

our use of cash, cash equivalents and marketable securities in upcoming quarters and the possibility that our deposits of cash and cash equivalents with major banks and financial institutions may exceed insured limits;

•	the adoption of our technology and success of our products;

•	our ability to innovate and enhance our competitive differentiation;

•	our beliefs related to our existing facilities;

•	protection, development and monetization of our intellectual property portfolio;

•	our beliefs related to our relationship with our employees;

•	our beliefs regarding cybersecurity incidents;

•	our beliefs related to certain provisions in our bylaws and articles of incorporation; and

•	our beliefs related to legal proceedings and claims arising in the ordinary course of business.

These forward-looking statements, or other statements made by us, are made based on our expectations and beliefs concerning future events affecting us, and are subject to uncertainties and factors that are difficult to predict and, in many instances, are beyond our control. We believe that the risk factors identified in Part I, Item 1A of our 2019 Annual Report on Form 10-K for the year ended December 31, 2019, as updated by our quarterly reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, could affect our future performance and the liquidity and value of our securities and cause our actual results to differ materially from those expressed or implied by forward-looking statements made by us or on our behalf. Investors should understand that it is not possible to predict or identify all risk factors and that there may be other factors that may cause our actual results to differ materially from the forward-looking statements. All forward-looking statements made by us or by persons acting on our behalf apply only as of the date of this prospectus. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of the filing of this prospectus.

SUMMARY

This summary highlights information included or incorporated by reference in this prospectus supplement. It does not contain all of the information that may be important to you. You should read carefully the entire prospectus supplement, the accompanying prospectus, the documents incorporated by reference and the other documents to which we refer herein for a more complete understanding of this offering.

The Company

Digimarc Corporation, an Oregon corporation incorporated in 2008, is the inventor of a platform that enables a more efficient, reliable and economical means of automatic identification. The Digimarc Platform can apply a unique identifier to virtually all media objects—including product packaging, commercial print, audio and video—that can be automatically identified by an enabled ecosystem of industrial scanners, smartphones and other interfaces. These capabilities allow Digimarc and its partners to supply a wide range of solutions for retail and supply chain operations, consumer engagement, media management and security.

The Digimarc Platform features three core capabilities for the identification, discovery and quality management of media. Digimarc Barcode integrates the identification function, which is a novel data carrier encoded into media in ways that are generally imperceptible to people, permitting the carrier to be repeated many times over the surface of the enhanced media. Digimarc Discover represents the discovery function, which is software for computing devices and network interfaces that recognize and decode indicia of the identity of media. These include, but are not limited to, Digimarc Barcodes, Quick Response Codes, Universal Product Codes, certain other GS1-approved one-dimensional codes and relevant contextual data. Digimarc Verify incorporates the quality management function, a suite of software tools used to inspect and verify that the identification and discovery of media are both accurate and effective. Together, these core capabilities enable organizations, application developers, and other solution providers to build new and improve existing automatic identification solutions.

The Digimarc Platform enables customers to create digital identities for media objects and provides many benefits for connected objects, including:

•

Security: An imperceptible and indestructible data carrier encoded in the object provides a unique identification, whether in a digital image, video or audio file, on paper or cardboard or etched within material substrates such as plastic and other materials. Among other things, this identification supports strong authentication.

•

Brand Protection: A unique identifier (“ID”) enables fraud deterrence across many use cases, from preventing “barcode swapping” and counterfeiting of currency, media and goods to copyright detection of digital images and e-publications.

•

Traceability: The ID can carry serial numbers for easier tracking of individual items or entire lots. This has many uses, from ensuring product legitimacy to preventing product pirating to quickly identifying products for recall based on source provenance and sales destination.

•

Sustainability: The ID can contain information specific to packaging content as an aid to broader and more efficient recycling. For example, a microscopic pattern embossed in plastic packaging can identify the materials used and their composition as an aid for sorting and recapture. Similarly, enhanced labels for fresh foods can be used to adjust pricing and thus reduce food waste proactively.

•

Engagement: Consumers can directly interact with enhanced objects by merely scanning the item with their enabled smartphones. Brands can share additional product information online, including recipes, instructions, information about ingredients and sources, how-to videos, coupons and more.

•

Efficiency: Connected items, reliably scanned by machines and mobile devices, can enhance supply chain efficiencies, from parts matching in manufacturing to faster and more accurate inventory scanning and quicker and easier front-of-store checkout experiences.

Our inventions allow our business partners and customers to provide persistent digital identities for virtually any media content that is digitally processed at some point during its lifecycle. Our technology can be applied to images, video, and audio to supply a wide range of consumer engagement, media management and security solutions across multiple consumer and government industry sectors. Over the years, our enabling software and business processes, and associated intellectual property portfolio, have grown to encompass many related technologies.

We provide our offerings directly and through our business partners. Our inventions provide a powerful element of document security, giving rise to a long-term relationship with a consortium of central banks (the “Central Banks”), and many leading companies in the information technology industry. Our business partners and we have successfully propagated the use of our technology in music, movies, television broadcasts, digital images, e-publications and printed materials. Digimarc Barcodes has been used in these applications to improve media rights and asset management, reduce piracy and counterfeiting losses, improve marketing programs, permit more efficient and effective distribution of valuable media content and enhance consumer entertainment and commercial experiences.

Digimarc Barcode can be used to enhance all forms of media and is generally imperceptible to human senses but quickly detected by computers, networks or other digital devices like smartphones and tablets. Unlike traditional barcodes and tags, our solution does not require content owners to give up valuable visual space on their media content, nor does it affect the overall layout or aesthetics of their media content. Digimarc Barcode is generally imperceptible in regular use and does all that visible barcodes do, but performs better. Our Digimarc Discover software delivers a range of rich media experiences to its readers on their smartphones or tablets across multiple media formats, including print, audio and video. Unique to Digimarc Discover is its seamless multi-modal use of various content identification technologies as needed, including Digimarc Barcode when present.

Banknote counterfeit deterrence was the first commercially successful large-scale use of our technologies. Innovations based on our existing technology and experience have been leveraged to create new products to deter counterfeiting and tampering of driver licenses and other government-issued secure credentials. In parallel, our business partners, under patent or technology licenses from us, are delivering solutions to track and monitor the distribution of music, images, television and movies to consumers.

DIGIMARC CORPORATION WAS INCORPORATED IN DELAWARE IN 2008 AND BECAME AN OREGON CORPORATION IN 2010. OUR PRINCIPAL OFFICES ARE LOCATED AT 9405 SW GEMINI DRIVE, BEAVERTON, OREGON 97008; OUR TELEPHONE NUMBER IS (503) 469-4800. OUR WEBSITE ADDRESS IS WWW.DIGIMARC.COM. INFORMATION ON OUR WEBSITE OR AVAILABLE BY HYPERLINK FROM OUR WEBSITE DOES NOT CONSTITUTE PART OF THIS PROSPECTUS.

The Offering

This prospectus supplement replaces and supersedes the prospectus supplement dated May 16, 2019, which initially provided for us to offer and sell shares of our common stock having an aggregate offering price of up to $30,000,000. This prospectus supplement relates to the $9,039,071 aggregate offering price of shares of common stock that remain unsold under the prospectus supplement dated May 16, 2019.

Issuer	Digimarc Corporation

Common Shares Offered	In accordance with the terms of the equity distribution agreement, we may offer and sell from time to time common shares having a remaining aggregate offering price of up to $9,039,071.

Use of Proceeds	We intend to use the net proceeds of this offering, after deducting the sales agent’s commissions and our offering expenses, for working capital and other general corporate purposes. Please read “Use of Proceeds.”

Nasdaq Symbol	DMRC

Risk Factors	An investment in our common shares involves risks. You should carefully consider each of the factors described or referred to under “Risk Factors” beginning on page S-3 of this prospectus supplement, page 2 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and accompanying prospectus before you make an investment in our common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this document before making an investment in our common stock, including those discussed under the caption “Risk Factors” in our 2019 Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 27, 2020, Quarterly reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, and the risk factors discussed below. If any of these risks and uncertainties develop into actual events, our business, financial condition or results of operations and cash flows could be materially adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment. Additionally, we cannot be certain or give any assurance that any actions taken to reduce known risks and uncertainties will be effective.

RISKS RELATED TO OUR CAPITAL STOCK AND THIS OFFERING

Our common stock price may be volatile, and you could lose all or part of your investment in shares of our common stock.

The price of shares of our common stock may fluctuate as a result of changes in our operating performance or prospects and other factors. Some specific factors that may have a significant effect on the price of shares of our common stock include:

•	the public’s reaction to our public disclosures;

•	actual or anticipated changes in our operating results or future prospects;

•	potential unfavorable changes from originally reported royalties by customers resulting from an audit performed by us or a third party, or self-corrected by the customer;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	impact of acquisitions on our liquidity and financial performance;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	changes in accounting standards, policies, guidance, interpretations or principles applicable to us;

•	conditions of the industry as a result of changes in financial markets or general economic or political conditions;

•	changes in general economic conditions, including the impact of COVID-19;

•	the failure of securities analysts to cover our common stock in the future, or changes in financial estimates by analysts;

•	changes in analyst recommendations or earnings estimates regarding us, other comparable companies or the industry generally, and our ability to meet those estimates;

•	changes in the amount of dividends paid, if any;

•	changes in our financing strategy or capital structure;

•	future issuances of our common stock or the perception that future sales could occur; and

•	volatility in the equity securities market.

Our common stock price may increase or decrease on material news or developments.

As a thinly-traded microcap company, volatility in the equity securities market may disproportionately cause swings in our stock price, upward and downward, on positive and negative developments or based on market fluctuations. We believe that computerized trading exacerbates fluctuations in our stock price.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our stock price or trading volume to decline.

The trading market for our common stock will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. We may not retain research coverage, and the analysts who publish information about our common stock could have relatively little experience with our company, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In addition, analysts who cover us could provide inaccurate or unfavorable research or issue an adverse opinion regarding our stock price, and our stock price could decline. If one or more of these analysts cease coverage of our company or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

If you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

The shares sold in this offering, if any, will be sold from time to time at various prices. However, we expect that the offering price of our common stock will be substantially higher than the net tangible book value per share of our outstanding common stock. Accordingly, if you purchase our common stock in this offering, you will incur immediate substantial dilution of approximately $12.78 per share, representing the difference between an assumed offering price of $15.68 per share and our as adjusted net tangible book value of $2.90 as of June 30, 2020. Furthermore, if outstanding options are exercised, you could experience further dilution. See “Dilution.”

We will have broad discretion in the use of proceeds from this offering designated for working capital and general corporate purposes.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. Within those categories, we have not determined the specific allocation of the net proceeds of this offering. Our management will have broad discretion over the use and investment of the net proceeds of this offering within those categories and could spend the proceeds in ways that do not improve our results of operations or enhance the value of shares of our common stock. Accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds.

Our corporate governance documents and Oregon law may delay or prevent an acquisition of us that shareholders may consider favorable, which could decrease the value of your shares.

Our articles of incorporation and bylaws and Oregon law contain provisions that could make it more difficult for a third party to acquire us without the consent of our board of directors. These provisions include supermajority voting requirements for shareholders to amend our organizational documents and limitations on actions by our shareholders by written consent. In addition, our board of directors has the right to issue preferred stock without shareholder approval, which could be used to dilute the stock ownership of a potential hostile acquirer. Oregon law also restricts the ability to vote shares of stock acquired in a transaction that causes the acquiring person to control at least one-fifth, one-third or one-half of the votes entitled to be cast in the election of directors (a “control share acquisition”). Shares acquired in a control share acquisition have no voting rights except as authorized by a vote of the shareholders. Although we believe these provisions protect our shareholders from coercive or otherwise unfair takeover tactics and thereby provide for an opportunity to receive a higher bid by requiring potential acquirers to negotiate with our board of directors, these provisions apply even if the offer may be considered beneficial by some shareholders.

USE OF PROCEEDS

We intend to use the net proceeds of this offering of common shares, after deducting the sales agent’s commissions and our offering expenses, for working capital and other general corporate purposes.

DILUTION

Our net tangible book value as of June 30, 2020 was $29,552,000, or $2.33 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of our common shares outstanding as of June 30, 2020. Dilution with respect to net tangible book value per share represents the difference between the assumed amount per share paid by purchasers of our common shares in this offering and the net tangible book value per common share immediately after this offering.

After giving effect to the sale of shares of our common stock in the aggregate amount of $9,039,071 at an assumed offering price of $15.68 per share, the last reported sale price of our common stock on August 5, 2020 on the Nasdaq Global Market, and after deducting commissions and estimated offering expenses, our as adjusted net tangible book value as of June 30, 2020 would have been approximately $38,338,000 or approximately $2.90 per share. This represents an immediate increase in net tangible book value of approximately $0.57 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $12.78 per share to purchasers of our common stock in this offering. The following table illustrates this dilution on a per share basis:

Assumed offering price per share		$15.68
Net tangible book value per share of as June 30, 2020	$2.33
Increase in net tangible book value per share attributable to this offering	$0.57

As adjusted net tangible book value per share as of June 30, 2020, after giving effect to this offering		$2.90

Dilution per share to investors purchasing our common shares in this offering		$12.78

The above discussion and table are based on 12,659,000 shares outstanding as of June 30, 2020, and exclude:

•	550,000 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2020, having a weighted average exercise price of $31.40 per share; and

•	an aggregate of 1,071,000 shares of our common stock reserved for future issuance under our equity incentive plans as of June 30, 2020.

In addition to this offering, subject to market conditions and other factors, we may pursue additional equity financings in the future, including future public offerings or future private placements of equity securities or securities convertible into or exchangeable for equity securities. Further, the exercise of outstanding options could result in further dilution to investors.

PLAN OF DISTRIBUTION

On May 16, 2019 we entered into an equity distribution agreement as amended from time to time with the sales agent, under which, from time to time, we may offer and sell shares of common stock having a remaining aggregate offering price of up to $9,039,071. This prospectus supplement replaces and supersedes the prospectus supplement dated May 16, 2019, which initially provided for us to offer and sell shares of our common stock having an aggregate offering price of up to $30,000,000. This prospectus supplement relates to the $9,039,071 aggregate offering price of shares of common stock that remain unsold under the prospectus supplement dated May 16, 2019. We have filed the equity distribution agreement as an exhibit to a Current Report on Form 8-K, which is incorporated by reference in this prospectus supplement.

Under the terms of the equity distribution agreement, upon its acceptance of written instructions from us, Wells Fargo Securities, LLC will use its commercially reasonable efforts consistent with its sales and trading practices to solicit offers to purchase shares of our common stock, under the terms and subject to the conditions set forth in the equity distribution agreement. We will instruct Wells Fargo Securities, LLC as to the amount of common stock to be sold by Wells Fargo Securities, LLC. We may instruct Wells Fargo Securities, LLC not to sell common stock if the sales cannot be effected at or above the price designated by us in any instruction. We or Wells Fargo Securities, LLC may suspend the offering of common stock upon proper notice and subject to other conditions.

Wells Fargo Securities, LLC will provide written confirmation to us no later than the opening of the trading day on the Nasdaq Global Market following the trading day in which shares of our common stock are sold under the equity distribution agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to us and the compensation payable by us to Wells Fargo Securities, LLC in connection with the sales.

We will pay Wells Fargo Securities, LLC commissions for its services in acting as agent and/or principal in the sale of common stock. Wells Fargo Securities, LLC will be entitled to compensation equal to 2.25% of the gross sales price per share of common stock for shares sold through our sales agent under the equity distribution agreement. We have also agreed to reimburse the sales agent for certain fees and expenses, including fees and disbursements of counsel to the sales agent. We estimate that the total expenses for the offering, excluding compensation payable to Wells Fargo Securities, LLC under the terms of the equity distribution agreement, will be approximately $50,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Wells Fargo Securities, LLC in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of common stock sold through Wells Fargo Securities, LLC, as agent, under the equity distribution agreement, the net proceeds to us and the compensation paid by us to Wells Fargo Securities, LLC in connection with the sales of common stock.

Wells Fargo Securities, LLC and its affiliates have provided commercial banking services for us from time to time, for which they have received customary fees and expenses. In the future, Wells Fargo Securities, LLC may provide various investment banking, commercial banking, fiduciary and advisory services for us from time to time for which they may receive customary fees and expenses. Wells Fargo Securities, LLC and its affiliates may, from time to time, engage in other transactions with and perform services for us in the ordinary course of their business.

In connection with the sale of the common stock on our behalf, Wells Fargo Securities, LLC may, and will with respect to sales effected in an “at the market offering,” be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, and the compensation of Wells Fargo Securities, LLC may be deemed to be underwriting commissions or discounts. We have agreed to indemnify Wells Fargo Securities, LLC against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that Wells Fargo Securities, LLC may be required to make because of those liabilities.

The offering of shares of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all common stock subject to the agreement or (2) termination of the equity distribution agreement. The equity distribution agreement may be terminated by Wells Fargo Securities, LLC or us at any time upon 3 days’ notice, and by Wells Fargo Securities, LLC at any time in certain circumstances, including if trading of our common shares on the Nasdaq Global Market has been suspended or limited or the occurrence of a material adverse change in our company.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Perkins Coie LLP, Portland, Oregon. Certain legal matters will be passed upon for the sales agent by Shearman & Sterling LLP, Menlo Park, California.

EXPERTS

The consolidated financial statements of Digimarc Corporation as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 financial statements refers to a change in the method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Codification 842, Leases.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement to register the securities offered by this prospectus supplement under the Securities Act. This prospectus supplement and the accompanying prospectus are part of that registration statement, but omit some information contained in the registration statement, as permitted by SEC rules. For further information with respect to Digimarc and this offering, reference is made to the registration statement and the exhibits and any schedules filed with the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any document referred to are not necessarily complete and in each instance, if the document is filed as an exhibit to the registration statement, reference is made to the copy of the document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference. You may obtain copies of the registration statement, including exhibits, as noted in the paragraph below or by writing or telephoning us at:

Digimarc Corporation

9405 SW Gemini Drive

Beaverton, Oregon 97008

(503) 469-4800

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The address of that site is http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act may also be accessed free of charge by linking directly from the “Investors” page of our website at www.digimarc.com/investors. These filings will be available as soon as reasonably practicable after we electronically file this material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any such information superseded by information contained in later-filed documents or directly in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). These documents contain important information about us and our financial condition.

•	The Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 1, 2020;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed with the SEC on July 30, 2020;

•	Current Reports on Form 8-K filed with the SEC on May 6, 2020, April 20, 2020 and May 17, 2019;

•	The portions of our Definitive Proxy Statement on Schedule 14A, filed on March 20, 2020, that are deemed “filed” with the SEC under the Exchange Act;

•	Registration Statement on Form 8-A filed with the SEC on October 16, 2008; and

•

The description of our capital stock contained in our Registration Statement on Form 10 filed with the SEC on June 23, 2008, and Amendment No. 1 thereto, filed with the SEC on July  22, 2008; Amendment No. 2 thereto, filed with the SEC on August  13, 2008; Amendment No. 3 thereto, filed with the SEC on September  9, 2008; Amendment No.  4 thereto, filed with the SEC on October 2, 2008; Amendment No. 5 thereto, filed with the SEC on October  7, 2008; and Amendment No. 6 thereto, filed with the SEC on October 14, 2008.

All reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of the reports and documents.

We will provide at no cost to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to the documents unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: Digimarc Corporation, 9405 SW Gemini Drive, Beaverton, Oregon, 97008; Attention: Charles Beck, Chief Financial Officer, or you may call us at (503) 469-4800.

The information incorporated by reference is an important part of this prospectus supplement. You should rely only upon the information provided in this prospectus supplement and accompanying prospectus and the information incorporated into this prospectus supplement and accompanying prospectus by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement and accompanying prospectus is accurate as of any date other than the date on the front cover of these documents.

PROSPECTUS

DIGIMARC CORPORATION

$100,000,000

Common Stock, Preferred Stock, Warrants, Debt Securities

This prospectus provides a general description of the securities we may offer from time to time and the general manner in which they may be offered. The specific terms of any securities to be offered, and any other information relating to a specific offering including the specific manner in which the securities may be offered, will be set forth in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

Our common stock is listed on the Nasdaq Global Market under the symbol “DMRC.” The last reported sale price of our common stock on the Nasdaq Global Market on June 4, 2020 was $18.03 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

We may offer and sell securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of the underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds we expect to receive from the sale will also be set forth in a prospectus supplement.

Investing in our securities involves risks.

See “Risk Factors” on page 2

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 24, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Using this process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will file a supplement to this prospectus with the SEC that will describe the specific terms of the offering and the manner in which the securities will be offered, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change the information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information. The prospectus may be used only for the purposes for which it has been published. If you receive any other information, you should not rely on it. You should assume that the information contained in this prospectus or any accompanying prospectus supplement is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations or prospects may have changed since that date. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to the registration statement of which this prospectus is a part or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date. No offer of these securities is being made in any jurisdiction where such offer or sale is prohibited.

THE COMPANY

Digimarc Corporation (“Digimarc,” “we”, “our,” and “us”) enables governments, banks, retailers, consumer brands, and other businesses around the world to automatically and reliably identify and interact with virtually any form of media. We have pioneered the Digimarc Platform, featuring three core functions for the identification, discovery and verification of digitally enhanced media. Digimarc provides objects with an indelible, imperceptible data carrier: Digimarc Barcode. Data in the carrier uniquely identifies the object. The Digimarc Platform also provides software for relevant devices to “discover” objects (i.e., decode data from that carrier) using Digimarc software, known as Digimarc Discover. Digimarc Verify, a suite of verification and quality control tools, assesses signal quality and validates data at critical stages of production when the Digimarc Barcode is applied to an object. Together, these core functions enable organizations, application developers and other solution providers to build new features, functionality and additional value on the Digimarc Platform.

The Digimarc Platform provides many benefits for connected objects, including:

Security: An imperceptible and indestructible digital watermark encoded in the object provides a unique identification, whether in a digital image, video or audio file, on paper or cardboard or etched within material substrates such as plastic and other materials. Among other things, this identification supports strong authentication.

Protection: A unique identifier (“ID”) enables fraud deterrence across many use cases, from preventing “barcode swapping” and counterfeiting of currency, media and goods to copyright detection of digital images and e-publications.

Traceability: The ID can carry serial numbers for easier tracking of individual items or entire lots. This has many uses, from ensuring product legitimacy to preventing product pirating to easily identifying products for recall based on source provenance and sales destination.

Sustainability: The ID can contain information specific to packaging content as an aid to broader and more efficient recycling. For example, a microscopic pattern embossed in plastic packaging can identify the materials used and their composition as an aid for sorting and recapture. Similarly, enhanced labels for fresh foods can be used to dynamically adjust pricing and thereby reduce food waste.

Engagement: Consumers can directly interact with enhanced objects simply by scanning the item with their smartphones. Brands can share additional product information online including recipes, instructions, information about ingredients and sources, how-to videos, coupons and more.

Efficiency: Connected items, reliably scanned by machines and mobile devices, enhance supply chain efficiencies, from parts matching in manufacturing to faster and more accurate inventory scanning and faster and easier front-of-store checkout experiences.

Our inventions allow our business partners and customers to provide persistent digital identities for virtually any media content that is digitally processed at some point during its lifecycle. Our technology can be applied to images, video, and audio to supply a wide range of consumer engagement, media management and security solutions across multiple consumer and government industry sectors. Over the years our enabling software and business processes, and associated intellectual property portfolio, have grown to encompass many related technologies.

We provide our solutions directly and through our business partners. Our inventions provide a powerful element of document security, giving rise to a long-term relationship with a consortium of central banks and many leading companies in the information technology industry. We and our business partners have successfully propagated the use of our technology in music, movies, television broadcasts, digital images, e-publications and printed materials. Digimarc Barcodes have been used in these applications to improve media rights and asset management, reduce piracy and counterfeiting losses, improve marketing programs, permit more efficient and effective distribution of valuable media content and enhance consumer entertainment and commercial experiences.

Digimarc Barcodes can be used to enhance all forms of media and are generally imperceptible to human senses, but quickly detected by computers, networks or other digital devices like smartphones and tablets. Unlike traditional barcodes and tags, our solution does not require content owners to give up valuable visual space on their media content; nor does it affect the overall layout or aesthetics of their media content. Digimarc Barcodes are generally imperceptible in normal use and do all that visible barcodes do, but perform better. Our Digimarc Discover platform delivers a range of rich media experiences to its readers on their smartphones or tablets across multiple media formats, including print, audio and video. Unique to Digimarc Discover is its seamless multi-modal use of various content identification technologies as needed, including Digimarc Barcode when present.

Banknote counterfeit deterrence was the first commercially successful large-scale use of our technologies. Innovations based on our existing technology and experience have been leveraged to create new products to deter counterfeiting and tampering of driver licenses and other government-issued secure credentials. In parallel, our business partners, under patent or technology licenses from us, are delivering solutions to track and monitor the distribution of music, images, television and movies to consumers.

Digimarc Corporation was incorporated in Delaware in 2008 and became an Oregon corporation in 2010. Our principal offices are located at 9405 SW Gemini Drive, Beaverton, Oregon 97008; our telephone number is (503) 469-4800. Our website address is www.digimarc.com. Information on our website or available by hyperlink from our website does not constitute part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities may contain a discussion of additional risks applicable to the offering. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by our quarterly report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference include “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 (the “Securities Act”). Words such as “may,” “plan,” “should,” “could,” “expect,” “anticipate,” “intend,” “believe,” “project,” “forecast,” “estimate,” “continue,”

variations of such terms or similar expressions are intended to identify such forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, or other statements made by us, are made based on our expectations and beliefs concerning future events affecting us, and are subject to uncertainties and factors (including those specified below) that are difficult to predict and, in many instances, are beyond our control. As a result, our actual results could differ materially from those expressed in or implied by any forward-looking statements, and investors are cautioned not to place undue reliance on these statements. Forward-looking statements include, but are not limited to, statements relating to:

•

our beliefs regarding the possible effects of the coronavirus 2019 (“COVID-19”) pandemic on general economic conditions, public health, and consumer demand, and on our results of operations, liquidity, capital resources, and general performance in the future;

•

the possible impact of COVID-19 on our ability to obtain financing through our Equity Distribution Agreement with Wells Fargo Securities, LLC and the availability of any alternative sources of financing;

•	our expectations regarding the use of funds from our Paycheck Protection Program (“PPP”) loan and the potential for forgiveness of the PPP loan under the terms of the PPP;

•	the potential impact of COVID-19 on projects with our retail customers and partners;

•	concentration of revenue with few customers comprising a large majority of the revenue;

•	revenue trends and expectations;

•	anticipated successful advocacy of our technology by our partners;

•	our belief regarding the global deployment of our products;

•

our future level of investment in our business, including investment in research, development and engineering of products and technology, development of our intellectual property, sales growth initiatives and development of new market opportunities;

•	anticipated expenses, costs, margins, provision for income taxes and investment activities in the foreseeable future;

•	our assumptions and expectations related to stock awards;

•	our belief that we have one of the world’s most extensive patent portfolios in digital watermarking and related fields;

•	our beliefs regarding our critical accounting policies;

•	our expectations regarding the impact of accounting pronouncements issued but not yet adopted;

•	anticipated revenue to be generated from current contracts, renewals, and as a result of new programs;

•	our estimates, judgements and assumptions related to impairment testing;

•	variability of contracted arrangements;

•	business opportunities that could require that we seek additional financing and our ability to do so;

•	the size and growth of our markets and our assumptions and beliefs related to those markets;

•	the existence of international growth opportunities and our future investment in such opportunities;

•	the sources of our future revenue;

•	our expected short-term and long-term liquidity positions;

•	our capital expenditure and working capital requirements and our ability to fund our capital expenditure and working capital needs through cash flow from operations or financing;

•	the effect of computerized trading on our stock price;

•

capital market conditions, our expectations regarding credit risk exposure, interest rate volatility and other limitations on the availability of capital, which could have an impact on our cost of capital and our ability to access the capital markets;

•

our use of cash, cash equivalents and marketable securities in upcoming quarters and the possibility that our deposits of cash and cash equivalents with major banks and financial institutions may exceed insured limits;

•	the adoption of our technology and success of our products;

•	our ability to innovate and enhance our competitive differentiation;

•	our beliefs related to our existing facilities;

•	protection, development and monetization of our intellectual property portfolio;

•	our beliefs related to our relationship with our employees;

•	our beliefs regarding cybersecurity incidents;

•	our beliefs related to certain provisions in our bylaws and articles of incorporation; and

•	our beliefs related to legal proceedings and claims arising in the ordinary course of business.

We believe that the risk factors specified above and the risk factors identified in Part I, Item 1A of our 2019 Annual Report, as updated by our quarterly report on Form 10-Q for the quarter ended March 31, 2020, could affect our future performance and the liquidity and value of our securities and cause our actual results to differ materially from those expressed or implied by forward-looking statements made by us or on our behalf. Investors should understand that it is not possible to predict or identify all risk factors and that there may be other factors that may cause our actual results to differ materially from the forward-looking statements. All forward-looking statements made by us or by persons acting on our behalf apply only as of the date of this prospectus. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of the filing of this prospectus.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes, which may include the financing of capital expenditures, future acquisitions or share repurchases. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by investors in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such investors.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our articles of incorporation, bylaws and applicable law. Copies of our articles of incorporation and bylaws have been filed as exhibits to the registration statement of which this prospectus forms a part. See “ Where You Can Find More Information.”

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value per share; 10,000 shares of Series A Redeemable Nonvoting Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”); 500,000 shares of Series R Participating Cumulative Preferred Stock, par value $0.001 per share (“Series R Preferred Stock”); and 1,990,000 shares of undesignated preferred stock, par value $0.001 per share.

Common Stock

As of March 31, 2020, there were 12,645,000 shares of our common stock outstanding. Shares of our common stock are currently registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), and are listed on the Nasdaq Global Market under the symbol “DMRC.”

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders, including the election of directors. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends as may be declared by our board of directors out of funds legally available for such purpose, as well as any distributions to our shareholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

As of March 31, 2020, there were 10,000 shares of our Series A Preferred Stock issued and outstanding, and no shares of our Series R Preferred Stock issued or outstanding. Our board of directors is authorized, without further action by our shareholders, to designate and issue up to an additional 1,990,000 shares of our preferred stock in one or more series. Our board of directors may determine the designation, relative rights, preferences and limitations of the shares of each series of preferred stock, among other features, and may modify the rights of holders of our Series A Preferred Stock. However, the rights of the holders of our Series R Preferred Stock may only be modified by the affirmative vote of the holders of two-thirds of the outstanding shares of that series, voting as a separate class.

Dividend Rights

Holders of shares of our Series A Preferred Stock are not entitled to the payment of a dividend. Holders of our Series R Preferred Stock are entitled to the payment of a dividend when, as, and if declared by our board of directors on a quarterly basis or whenever our board of directors otherwise declares a dividend or distribution on our common stock (unless the dividend or distribution is solely in shares of our common stock) in an amount equal to the greater of (i) $0.001 and (ii) 100 times the amount of cash dividends then to be paid on each share of common stock (which is subject to adjustment under a formula set forth in our articles of incorporation).

Redemption

We may redeem shares of our Series A Preferred Stock by paying holders of shares of our Series A Preferred Stock an amount equal to $5.00 per share. We may not redeem shares of our Series R Preferred Stock, but we are permitted to acquire shares of our Series R Preferred Stock in the open market or by offer to any holder of shares of Series R Preferred Stock. Moreover, if any dividends or distributions payable on our Series R Preferred Stock are in arrears, we may not redeem, purchase or acquire for consideration (i) shares of our capital stock ranking junior to our Series R Preferred Stock, or (ii) shares of our Series R Preferred Stock (or shares of a class ranking on a parity with our Series R Preferred Stock), unless we acquire the shares by a public offer to purchase the shares of Series R Preferred Stock and shares on parity with these shares.

Voting Rights

Holders of our Series A Preferred Stock do not have voting rights. Holders of our Series R Preferred Stock vote together with holders of our common stock, and are entitled to a number of votes per share that is equal to 100 times the maximum number of votes to which any holder of shares of our common stock is entitled.

Liquidation Rights

If we undergo a voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up, holders of our Series A Preferred Stock will be entitled to payment of an amount equal to $5.00 per share of Series A Preferred Stock, subject to the rights of holders of series of stock ranking senior to the Series A Preferred Stock. Under the same circumstances, holders of our Series R Preferred Stock are entitled to payment of an amount equal to the greater of (i) $0.001 per share and (ii) the amount of any accrued but unpaid dividends and distributions plus the amount equal to 100 times the aggregate amount per share to be distributed to holders of our common stock. The rights of holders of our Series R Preferred Stock to receive this payment rank junior to the rights of holders of other shares of our preferred stock.

Oregon Control Share Act and Oregon Business Combination Act

We are subject to provisions of Oregon law that may restrict the ability of our significant shareholders to exercise voting rights. The Oregon Control Share Act generally applies to a person who acquires voting stock of an Oregon corporation in a transaction that results in that person holding more than one-fifth, one-third or one-half of the total voting power of the voting shares of the corporation. If such a transaction occurs, the person cannot vote the shares acquired in the acquisition unless voting rights are restored to those shares by a vote of:

•	the holders of a majority of the outstanding voting shares of each voting group entitled to vote; and

•	the holders of a majority of the outstanding voting shares, excluding the acquired shares and shares held by the corporation’s officers and inside directors.

The restricted shareholder may, but is not required to, submit to the corporation a statement setting forth information about itself and its plans with respect to the corporation. The statement may request that the corporation call a special meeting of shareholders to determine whether voting rights will be granted to the shares acquired. If a special meeting of shareholders is not requested, the issue of voting rights of the acquired shares will be considered at the next annual or special meeting of shareholders that is held more than 60 days after the date the shares are acquired.

We are also subject to provisions of Oregon law that govern business combinations between corporations and interested shareholders (the “Oregon Business Combination Act”). The Oregon Business Combination Act generally prohibits a corporation from entering into a business combination transaction with a person, or an affiliate of that person, for a period of three years following the date the person acquires 15% or more of the outstanding voting stock of the corporation. For the purposes of this law, the prohibition generally applies to the following business combination transactions:

•	a merger or plan of share exchange,

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the aggregate market value of all of the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation, and

•	transactions that result in the issuance or transfer of capital stock of the corporation to the 15% shareholder.

However, the general prohibition does not apply if:

•

the 15% shareholder, as a result of the transaction in which the person became a 15% shareholder, owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by directors who are also officers, and certain employee benefit plans),

•

the board of directors approves either (i) the business combination or (ii) the transaction that resulted in the person becoming an interested shareholder before the transaction by which the shareholder acquires 15% or more of the corporation’s outstanding voting stock occurs, or

•

the board of directors and the holders of at least 66 2/3% of the outstanding voting stock of the corporation, excluding shares owned by the 15% shareholder, approve the transaction at an annual or special meeting on or after the date the shareholder acquires 15% or more of the corporation’s voting stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, or common stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

•

in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants and the price at which you may purchase the debt securities upon exercise;

•

in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants and the price at which you may purchase that number of shares of preferred stock of the series upon exercise;

•

in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase that number of shares of common stock upon exercise;

•	the period during which you may exercise the warrants;

•	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

•	the amount of warrants or rights outstanding;

•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

•	any other material terms of the warrants.

Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including:

•

in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends or preferences on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. We may also issue convertible debt securities. Senior debt securities will be issued under a “Senior Indenture” and subordinated debt securities will be issued under a “Subordinated Indenture,” each entered into between us and a trustee to be named in the Indenture. This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.”

The Indentures or forms of Indentures will be filed as exhibits to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time that are permitted under each Indenture) and the debt securities, including the definitions in the applicable Indenture of various terms.

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Digimarc. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of the series outstanding at the time of the issuance. Any of the additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

The senior indebtedness issued pursuant to the Senior Indenture will effectively be subordinate to any of our secured indebtedness. In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness, or an event of default under a loan agreement relating to secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under the Senior Indenture.

Additionally, the senior indebtedness issued pursuant to the Senior Indenture will effectively be subordinate to any indebtedness of any subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary’s assets to satisfy claims of creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any diminution in the value of the shares of any subsidiaries would adversely affect our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of any subsidiaries to satisfy claims of the subsidiary’s creditors might make it impossible for the subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the series of the offered debt securities;

•	the price or prices at which the offered debt securities will be issued;

•	any limit on the aggregate principal amount of the offered debt securities;

•	the date or dates on which the principal of the offered debt securities will be payable;

•

the rate or rates (which may be fixed or variable) per year at which the offered debt securities will bear interest, if any, or the method of determining the rate or rates and the date or dates from which interest, if any, will accrue;

•

if the amount of principal, premium or interest with respect to the offered debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which these amounts will be determined;

•	the date or dates on which interest, if any, on the offered debt securities will be payable and the regular record dates for the payment thereof;

•

the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal, premium and interest with respect to the offered debt securities will be payable;

•

the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, pursuant to optional redemption provisions;

•

the terms on which we would be required to redeem or purchase the offered debt securities pursuant to any sinking fund or similar provision, and the period or periods within which, the price or prices at which and the terms and conditions on which the offered debt securities will be so redeemed and purchased in whole or in part;

•	the denominations in which the offered debt securities will be issued;

•

the form of the offered debt securities and whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	the portion of the principal amount of the offered debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount;

•

if other than U.S. dollars, the currency or currencies in which the offered debt securities will be denominated and payable, and the holders’ rights, if any, to elect payment in a foreign currency or a foreign currency unit other than that in which the offered debt securities are otherwise payable;

•	whether the offered debt securities will be issued with guarantees and, if so, the terms of any guarantee of the payment of principal and interest with respect to the offered debt securities;

•	the general type of event that constitutes a default and any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;

•

whether the offered debt securities will be convertible or exchangeable into other securities, and if so, the terms and conditions upon which the offered debt securities will be convertible or exchangeable;

•	whether the offered debt securities will be senior or subordinated debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the offered debt securities; and

•	any other specific terms of the offered debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of these debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on those dates, depending upon the value on those dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and various additional tax considerations.

PLAN OF DISTRIBUTION

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities to one or more underwriters for public offering and sale by them or may sell securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the prospectus supplement.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed. Underwriters may also offer and sell securities at market prices, at prices related to market prices or at negotiated prices. We also may authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of securities, we may be deemed to have paid compensation to the underwriters in the form of underwriting discounts or commissions. Underwriters may also receive commissions from purchasers of securities for whom they may act as agent.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting underwriter compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities offered in the prospectus supplement may be listed.

Under the Securities Act, underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements with underwriters, dealers and agents providing them indemnification against and contribution toward specified civil liabilities, including liabilities under the Securities Act, and reimbursement for various expenses.

We will indicate the extent to which we anticipate that a secondary market for the securities will be available in the prospectus supplement. Our common stock is listed on the Nasdaq Global Market. Except as indicated in the applicable prospectus supplement, securities other than common stock are not expected to be listed on any securities exchange.

This prospectus may be amended or supplemented from time to time, if required, to describe a specific plan of distribution.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Perkins Coie LLP, Portland, Oregon. Any underwriters will be represented by their own legal counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Digimarc Corporation as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 financial statements refers to a change in the method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Codification 842, Leases.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement to register the securities offered by this prospectus under the Securities Act. This prospectus is part of that registration statement, but omits some information contained in the registration statement, as permitted by SEC rules. For further information with respect to Digimarc and this offering, reference is made to the registration statement and the exhibits and any schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance, if the document is filed as an exhibit, reference is made to the copy of the document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference. You may obtain copies of the registration statement, including exhibits, as noted in the paragraph below or by writing or telephoning us at:

Digimarc Corporation

9405 SW Gemini Drive

Beaverton, Oregon 97008

(503) 469-4800

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The address of that site is http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act may also be accessed free of charge by linking directly from the “Investors” page of our website at www.digimarc.com/investors. These filings will be available as soon as reasonably practicable after we electronically file this material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any such information superseded by information contained in later-filed documents or directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). These documents contain important information about us and our financial condition.

•	The Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 1, 2020;

•	Current Reports on Form 8-K filed with the SEC on May 6, 2020, and April 20, 2020;

•	The portions of our Definitive Proxy Statement on Schedule 14A, filed on March 20, 2020, that are deemed “filed” with the SEC under the Exchange Act;

•	Registration Statement on Form 8-A filed with the SEC on October 16, 2008; and

•

The description of our capital stock contained in our Registration Statement on Form 10 filed with the SEC on June 23, 2008, and Amendment No. 1 thereto, filed with the SEC on July  22, 2008; Amendment No. 2 thereto, filed with the SEC on August  13, 2008; Amendment No. 3 thereto, filed with the SEC on September  9, 2008; Amendment No. 4 thereto, filed with the SEC on October  2, 2008; Amendment No. 5 thereto, filed with the SEC on October  7, 2008; and Amendment No. 6 thereto, filed with the SEC on October 14, 2008.

All reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all the documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of the reports and documents.

We will provide at no cost to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to the documents unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: Digimarc Corporation, 9405 SW Gemini Drive, Beaverton, Oregon, 97008; Attention: Charles Beck, Chief Financial Officer, or you may call us at (503) 469-4800.

The information incorporated by reference is an important part of this prospectus. You should rely only upon the information provided in this prospectus and the information incorporated into this prospectus by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

DIGIMARC CORPORATION

Continuation of 2019 At-the-Market Offering Program

PROSPECTUS SUPPLEMENT

August 6, 2020